Exhibit 3.144
State of florida
Department of State
I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 14,1996, effective -June; 30 1996 to Articles of Incorporation for SOUTHEAST-ATLANTIC CORPORATION which Ghanged its name to SOUTHEAST-ATLANTIC as shown by the records of this offiice. The document number of this corporation is J44087,
Given unber md hand and the Great Seal of the State of Florida, at Callabassee, Capital, this the Fourteenth and June, 1996
Sandra & Martham
Secretary of State

FILED
96 JUNE 14 AM 10:36
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF SOUTHEAST-ATLANTIC CORPORATION
     The undersigned, Robert H. Paul, III, President of Southeast-Atlantic Corporation, a Florida corporation, certifies pursuant to Sections 607.1003 and 607.1006, Florida Statutes, as follows:
     1. The name of this corporation is Southeast-Atlantic Corporation.
     2. The text of the amendment to the Articles of Incorporation of Southeast-Atlantic Corporation is:
     RESOLVED, that ARTICLE I – NAME to the Articles of Incorporation of Southeast-Atlantic Corporation be amended to read as follows:
“ARTICLE I – NAME
     “The name of this corporation is Southeast-Atlantic Beverage Corporation.”
     RESOLVED FURTHER, that this amendment become effective at the close of business of June 30, 1996.
     3. The Board of Directors of Southeast-Atlantic Corporation, on April 23, 1996, adopted the amendment and pursuant to Section 607.1003, Florida Statutes, recommended the amendment to the shareholders.
     4. (a) Written action and consent in accordance with the provisions of Section 607.0704, Florida Statutes, approving the amendment to ARTICLE I – NAME of the Articles of Incorporation, to become effective as of the close of business on June 30, 1996, has been obtained from shareholders of record and entitled to vote holding 57,673 shares out of 95,915 shares outstanding and entitled to vote;
          (b) Such vote is sufficient for approval by the shareholders; and
          (c) The first such written consent was given on June 11, 1996 and the last such written consent was given on June 11, 1996.
     Executed this June 11, 1996.

SOUTHEAST-ATLANTIC CORPORATION

By:	/s/ Robert H. Paul

Robert H. Paul, III
President